UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

ACES WIRED, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-96589	88-0514502
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

12225 Greenville Avenue, Suite 861 Dallas, Texas		75243
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 261-1963

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In September 2006, the district attorney’s office for Bexar County, Texas requested an opinion from the Attorney General of Texas (the Attorney General) questioning whether an amusement machine which records a player’s winnings onto a stored-value debit card (the Company’s Ace Advantage Card, which is used to play the Company’s amusement machines, is a stored-value debit card) is excluded from the definition of a “gambling device” pursuant to the Texas Penal Code. On March 6, 2007, the Attorney General issued Opinion No. GA-0527 in which he stated that because a stored-value card is a medium of exchange within the meaning of cash, gaming machines that rewarded play with a stored-value card are gambling devices and therefore are illegal in Texas. Under Texas law, an Attorney General’s opinion is not controlling on the state or binding on a court of law in that state. Ultimate determination of a law's applicability, meaning or constitutionality is determined by the Texas courts.

On March 8, 2007, and as a direct consequence of the Attorney General’s opinion, the Company closed its gaming amusement center in Corpus Christi, Texas pending legal review. A court hearing is tentatively set for March 22, 2007 in Nueces County, Texas in litigation between the Company and its Corpus Christi landlord which will consider the question of whether the Company’s operations are legal under Texas law. The Company cannot presently determine the outcome of the hearing by the court and/or the likelihood that it will be required to close additional gaming amusement centers in the future and whether or not such closures will be temporary or permanent. Accordingly, the Company has not recognized impairment losses associated with the March 8, 2007 closure of the Corpus Christi gaming center or for any other possible future closures, including the impairment of the goodwill and intangible asset the Company recognized upon its acquisition of Aces Wired, LLC on October 31, 2005. While the Company believes its amusement-with-prize (AWP) machines do not violate Texas law regarding gambling devices or otherwise, there are no assurances the Company will ultimately prevail in court. In the event the Company is forced to cease operations of its AWP gaming business in Texas, it would have a material and adverse effect on the Company’s results of operations and financial position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2007

ACES WIRED, INC.

By:	/s/ Kenneth R. Griffith
President and Chief Executive Officer